Exhibit 99.1
FOR IMMEDIATE RELEASE

ESSEX RENTAL CORP. ANNOUNCES 2009 SECOND QUARTER RESULTS

Essex Reduces Costs and Operating Expenses in Light of Challenging Market Conditions

BUFFALO GROVE, IL – August 12, 2009 – Essex Rental Corp. (OTCBB: ERNT; ERNTW; ERNTU) ("Essex") today announced its unaudited consolidated results for the second quarter ended June 30, 2009.  The following unaudited results are those of Essex Rental Corp. and its consolidated subsidiaries, including Essex Crane Rental Corp. ("Essex Crane"), its operating subsidiary, which was acquired by Essex in October 2008 through the acquisition of Essex Holdings, LLC (“Essex Holdings”), the direct parent of Essex Crane.  Included below is a comparison of Essex's results of operations for the three months ended June 30, 2009 to the corresponding results of Essex Holdings (the predecessor) for the three months ended June 30, 2008.  Essex intends to file its quarterly report on Form 10-Q for the quarterly period ended June 30, 2009 tomorrow, August 13, 2009.

Second Quarter 2009 Financial Highlights - Versus Second Quarter of 2008

•
Total rental related revenue (excluding used rental equipment sales) was $11.9 million, a decrease of 41.2% from $20.2 million. The decline was primarily due to lower equipment rental revenue attributable to lower utilization rates on cranes and attachments.

•
Selling, general, administrative and other expenses were $2.9 million, a 16.1% decrease from $3.5 million. The net decrease was primarily due to a decline in compensation expense of $400,000 and lower professional fees of $700,000, which in the predecessor company related to Essex’s acquisition of Essex Crane, partially offset by higher operating expenses associated with being a public company.

•	Rental EBITDA was $5.1 million, a 50.4% decrease from $10.3 million, due to lower utilization rates.

Ron Schad, President & CEO of Essex, stated, "Our performance in the second quarter reflects continued weakness in many of our end markets, which resulted in lower crane fleet utilization and rental revenues.  Many of our customers have delayed the start of their projects due to inability to access the credit markets, general economic uncertainty and diminished demand for large construction.  To offset decreased demand, we have implemented several cost cutting initiatives, including reducing headcount, eliminating the use of outsourced services for many projects and significantly reducing overtime labor hours.  Additionally, effective May 11, 2009, I and my senior management team elected to take salary reductions of 30% and 20%, respectively, and all salaried managers took a 10% reduction.   We have also reduced the work week for our hourly and certain other salaried personnel.  In the second quarter, we were able to decrease our compensation expense by $400,000 and we project that these additional actions will result in a combined total of nearly $5 million in annualized savings. These measures were taken in an effort to avoid having to further eliminate positions within our organization, as retention of our best employees is integral to our continued success, while positioning the Company to capture business when the market recovers.”

Mr. Schad continued, “Despite the current economic weakness, we continue to focus on our growth strategy of repositioning the fleet to heavier lifting capacity cranes that generate higher rental and utilization rates.  Over the past six months, we have sold nine used cranes, at an average price that was in excess of 110% of orderly liquidation value.  We have used these proceeds, in conjunction with our free cash flow, to fund the purchase of nine new larger lifting capacity cranes and attachments.  This in turn has improved the fleet’s mix and market position, further enhancing the future earnings power of the business.  As a result of our direct purchase relationships with key equipment suppliers, we have secured this new equipment on terms that we believe will generate an attractive return on capital.”

Second Quarter Overview

Essex’s total rental related revenue for the second quarter of 2009, which includes revenue from equipment rentals, repair and maintenance, and transportation services, but excludes used rental equipment sales, was $11.9 million compared to the predecessor’s total rental related revenue of $20.2 million for its comparable period in 2008.  The decline was primarily due to lower equipment rental revenue driven by lower utilization rates on cranes and attachments which represented 61.0%  of total revenue, or $8.9 million for the three months ended June 30, 2009, compared to $15.8 million in the predecessor’s comparable period in 2008.

The total number of actual crane rental days (on a days method) for the second quarter 2009 equaled 43.9%, compared to 72.4% in the predecessor’s comparable period in 2008.  The decrease in utilization was the result of excess market supply of rental equipment, compared to the demand in a weakening economy and a difficult commercial credit environment.  The decline in utilization was partially offset by an increase in the average monthly crane rental rate of 1.5% to $21,633 for the three months ended June 30, 2009, relative to the predecessor’s average monthly crane rental rate of $21,303 for its comparable period in 2008.  This increased average crane rental rate is primarily due to the continued shift in the mix of cranes on rent, towards larger, higher rental rate cranes.

Cost of revenues for the three months ended June 30, 2009 was $9.2 million, compared to the predecessor’s cost of revenues of $9.3 million for its comparable period in 2008.  Cost of revenues was 63.0% of total revenue for the second quarter of fiscal 2009, compared to 42.0% for the predecessor’s comparable period in 2008.  The decrease in cost of revenues is due to a decline in salaries, payroll taxes and benefits, transportation and equipment repairs and maintenance, offset by increases in the net book value of rental equipment sold and depreciation expense.  Excluding the net book value of rental equipment sold and depreciation expense, costs were $4.0 million for the three months ended June 30, 2009, a decrease of 37.4% from the predecessor’s costs of $6.4 million for the comparable period in 2008.

Selling, general, administrative and other expenses, which include public company costs, were $2.9 million for the three months ended June 30, 2009, representing a 16.1% decrease from $3.5 million for the predecessor for its comparable period in 2008.   The decrease is primarily attributable to the  above-referenced compensation expense decrease of $400,000 in the second quarter of 2009 as well as lower professional fees of $700,000, which in the predecessor company in the second quarter of 2008 related to Essex’s acquisition of Essex Crane.  These reductions were partially offset by higher expenses associated with being a public company.  Selling, general, administrative and other expenses increased to 20.1% of revenue for the second quarter, from 15.8% for the predecessor in its comparable period in 2008, primarily due to lower revenues.

Rental EBITDA was $5.1 million for the quarter ended June 30, 2009 as compared to $10.3 million for the predecessor in its comparable period in 2008, due to lower utilization rates.

Outlook

Mr. Schad continued, "Based on our analysis of a number of business metrics and current visibility, we believe that while our operating environment will remain challenging through the end of the fiscal year, the business has stabilized, as evidenced by the relative equalization of rental starts and ends. We anticipate that these factors, in addition to increased federal stimulus spending subsequent to the end of the second quarter, specifically related to heavy highway work and other projects that target many of our end markets, will result in an increase of orders placed for the rental of crawler cranes in the next six to nine months.”

"Our confidence in our strategy to grow our business by the migration of our fleet towards higher lift capacity crawler cranes has influenced us to take advantage of outstanding opportunities to continue investing in new cranes.  Our decision to continue investing in our fleet will require the use of some of our free cash flow to fund these attractive investments and therefore, this decision, combined with the impact of lower rental revenues, will most likely cause us to not achieve the after tax free cash flow range of $0.90 to $1.20 per share previously targeted.  We feel the use of cash to purchase new high capacity cranes on attractive terms represents the best opportunity to ensure our future growth and provide a superior return on our invested capital."

Mr. Schad concluded, “As we continue to use this market contraction as an opportunity to implement prudent cost control and asset management initiatives, we believe that we are increasingly well positioned to weather the current economic storm and emerge even stronger when the market turns.”

Conference Call

Essex's management team will conduct a conference call to discuss the operating results tomorrow, August 13, 2009, at 9:00 a.m. ET. Interested parties may participate in the call by dialing 706-902-1803. Please call in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call (conference ID# 22501559).

The conference call will also be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexcrane.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.

About Essex Rental Corp.

Headquartered outside of Chicago, Essex, through its subsidiary, Essex Crane, is one of North America's largest providers of lattice-boom crawler crane and attachment rental services. With over 350 cranes and attachments in its fleet, Essex supplies cranes for construction projects related to power generation, petro-chemical, refineries, water treatment & purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial construction.

This press release contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of Essex and its management team. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, demand for the products and services Essex provides, general economic conditions, geopolitical events and regulatory changes, as well has other relevant risks detailed in filings with the Securities and Exchange Commission. Essex undertakes no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

This press release includes references to Rental EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. While management believes that the presentation of Rental EBITDA serves to enhance understanding of Essex's and Essex Crane's operating performance, Rental EBITDA should be considered in addition to, but not as substitutes for, or more meaningful than, income from operations, the most directly comparable GAAP measures, as an indicator of Essex's and Essex Crane's operating performance. Rental EBITDA has been presented as a supplemental disclosure because EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of Rental EBITDA to income from operations is included in the financial tables accompanying this release.

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CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com

Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com

Essex Rental Corp.
Consolidated Statements of Operations
(Unaudited)
	Successor		Predecessor (1)	Successor		Predecessor (1)
	Three Months Ended June 30,		Three Months Ended June 30,	Six Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2008	2009	2008	2008
REVENUE
Equipment rentals	$8,859,104	$-	$15,792,241	$21,079,466	$-	$29,692,161
Used rental equipment sales	2,664,782	-	1,886,145	4,684,853	-	4,794,034
Transportation	1,515,115	-	2,275,913	2,907,790	-	4,188,255
Equipment repairs and maintenance	1,494,242	-	2,130,190	3,209,281	-	3,608,028

TOTAL REVENUE	14,533,243	-	22,084,489	31,881,390	-	42,282,478

COST OF REVENUES
Salaries, payroll taxes and benefits	1,502,691	-	2,015,865	3,202,102	-	3,926,593
Depreciation	2,787,032	-	2,068,765	5,555,237	-	4,141,375
Net book value of rental equipment sold	2,354,608	-	802,746	4,076,843	-	2,297,979
Transportation	1,065,912	-	1,830,811	2,114,376	-	3,473,389
Equipment repairs and maintenance	1,092,551	-	2,107,607	2,475,727	-	3,663,205
Yard operating expenses	349,378	-	453,848	764,794	-	909,221

TOTAL COST OF REVENUES	9,152,172	-	9,279,642	18,189,079	-	18,411,762

GROSS PROFIT	5,381,071	-	12,804,847	13,692,311	-	23,870,716

Selling, general and administrative expenses	2,728,168	109,985	3,455,301	5,833,898	259,141	5,919,490
Other depreciation and amortization	199,481	-	35,559	409,859	-	66,948

INCOME (LOSS) FROM OPERATIONS	2,453,422	(109,985)	9,313,987	7,448,554	(259,141)	17,884,278

OTHER INCOME (EXPENSES)
Other income	-	-	27,980	-	-	27,980
Interest income	166	377,180	-	199	883,108	-
Interest expense	(1,674,283)	-	(2,472,566)	(3,354,002)	-	(4,841,187)
Interest rate swap	-	-	2,310,898	-	-	(615,101)
TOTAL OTHER INCOME (EXPENSES)	(1,674,117)	377,180	(133,688)	3,353,803)	883,108	(5,428,308)

INCOME BEFORE INCOME TAXES	779,305	267,195	9,180,299	4,094,751	623,967	12,455,970

PROVISION FOR INCOME TAXES	307,224	63,840	3,481,747	1,572,647	169,540	4,738,410

NET INCOME	$472,081	$203,355	$5,698,552	$2,522,104	$454,427	$7,717,560

Weighted average shares outstanding:
Basic	14,108,186	15,750,000		14,108,143	15,750,000
Diluted	16,671,916	15,750,000		14,812,624	15,750,000

Earnings per share:
Basic	$0.03	$0.01		$0.18	$0.03
Diluted	$0.03	$0.01		$0.17	$0.03

(1) On October, 31, 2008, Essex Rental Corp. consummated the acquisition of Essex Holdings, LLC and its wholly owned subsidiary, Essex Crane Rental Corp. (collectively, the “Predecessor”).  The consolidated statements of operations for the three and six months ended June 30, 2008 include the actual results of the Predecessor.  Additional information regarding Essex Rental Corp.’s acquisition of the Predecessor as well as proforma financial information is available in our annual and quarterly reports filed with the Securities and Exchange Commission.

Essex Rental Corp.
Rental and Utilization Statistics
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Average crane rental rate per month	$21,633	$21,303	$22,213	$20,233

Utilization Statistics - Cranes
"Days" Method Utilization	43.9%	72.4%	50.6%	72.5%
"Hits" Method Utilization	48.5%	77.9%	55.5%	77.3%
(See definitions in the proxy statement filed with SEC)

Reconciliation of Income from Operations
to Total EBITDA and Rental EBITDA
(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Income from Operations	$2,453,422	$9,313,987	$7,448,554	$17,884,278
Add: Depreciation	2,787,032	2,068,765	5,555,237	4,141,375
Add: Other depreciation and amortization	199,481	35,559	409,859	66,948
Total EBITDA	5,439,935	11,418,311	13,413,650	22,092,601
Minus: Used rental equipment sales	(2,664,782)	(1,886,145)	(4,684,853)	(4,794,034)
Add: Net book value of rental equipment sold	2,354,608	802,746	4,067,843	2,297,979
Rental EBITDA	$5,129,761	$10,334,912	$12,805,640	$19,596,546

Essex Rental Corp.
Consolidated Balance Sheets
(Unaudited)
	June 30, 2009	December 31, 2008
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$121,650	$139,000
Accounts receivable, net of allowances for doubtful accounts and credit memos of $1,925,000 and $660,000 respectively	6,552,580	11,350,561
Other receivables	2,937,239	3,167,773
Deferred tax assets	1,884,324	1,859,071
Prepaid expenses & other assets	631,258	440,879
TOTAL CURRENT ASSETS	12,097,051	16,957,284

Rental equipment, net	259,131,882	255,692,116
Property & equipment, net	7,444,874	8,176,143
Spare parts inventory, net	3,597,797	3,276,858
Identifiable finite lived intangibles, net	2,769,616	3,518,667
Loan acquisition costs, net	2,144,635	2,377,442

TOTAL ASSETS	$287,185,855	$289,998,510

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,845,911	$2,510,564
Accrued employee compensation and benefits	812,622	2,160,960
Accrued taxes	5,058,638	5,203,485
Accrued interest	309,343	440,667
Accrued other expenses	847,032	1,390,864
Current portion of capital lease obligation	6,055	-
Unearned rental revenue	1,129,257	2,176,906
TOTAL CURRENT LIABILITIES	10,008,858	13,883,446

LONG-TERM LIABILITIES
Revolving credit facility	134,718,089	137,377,921
Deferred tax liabilities	64,854,143	63,266,773
Interest rate swap	1,776,811	3,424,613
Capital lease obligation	20,256	-
TOTAL LONG-TERM LIABILITIES	201,369,299	204,069,307

TOTAL LIABILITIES	211,378,157	217,952,753

STOCKHOLDERS’ EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	-	-
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 14,108,186 shares at June 30, 2009 and 14,106,886 shares at December 31, 2008, respectively	1,411	1,410
Paid in capital	84,603,143	84,383,579
Accumulated deficit	(7,696,299)	(10,218,403)
Accumulated other comprehensive loss, net of tax	(1,100,557)	(2,120,829)
TOTAL STOCKHOLDERS’ EQUITY	75,807,698	72,045,757

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$287,185,855	$289,998,510